AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of June 7, 1996, by and among Golden Bear International, Inc., a Florida corporation ("GBI"), Golden Bear Golf, Inc., a Florida corporation ("GB"), John
G. Hines ("Hines") and those individuals and entities listed on Exhibit A hereto (the "Shareholders").

                               W I T N E S S E T H

         WHEREAS, the Shareholders collectively own all of the issued and outstanding shares of capital stock (the "Exchange Stock") of Paragon Golf Construction, Inc., a Florida corporation ("Paragon") and Golden Bear Golf Centers, Inc., a Florida corporation ("GBGC");

         WHEREAS, Richard P. Bellinger ("Bellinger") and Hines own all of the issued and outstanding shares of capital stock (the "GBCS
Stock") of Golden Bear Club Services, Inc., a Florida corporation
("GBCS");

         WHEREAS, the Shareholders have agreed, subject to the terms and conditions of this Agreement, to transfer the Exchange Stock to GB in exchange for newly issued shares of GB's Class A Common Stock, par value $.01 per share (the "Class A Stock"), and GB's Class B Common Stock, par value $.01 per share (the "Class B Stock" and, together with the Class A Stock, the "Common Stock");

         WHEREAS, GBI has agreed, subject to the terms and conditions of this Agreement, to contribute to GB certain of GBI's assets (the "Exchange Assets") relating to (i) its trademark licensing, distribution and sale of golf-related consumer products business and its marketing activities, including its marketing activities with respect to golf course design services and Jack W. Nicklaus marketing relationships and its obligations to Nicklaus Golf Equipment, (ii) its development, operation and licensing of golf practice and instruction facilities, (iii) its club management and consulting activities, (iv) the Jack Nicklaus International Golf Club and (v) its development, ownership and operation of golf instructional programs (collectively, the "Exchange Businesses") in exchange for (a) assumption of all liabilities and obligations of GBI related to or arising out of the operation of the Exchange Businesses (the "Exchange Liabilities"); and (b) newly issued shares of Class B Stock;

         WHEREAS, Bellinger and Hines have agreed, subject to the terms and conditions of this Agreement, to transfer the GBCS Stock to GB in exchange for $10.00 (the "GBCS Consideration");

         WHEREAS, the parties anticipate that GB will consummate an initial public offering (the "Offering") of GB's Class A Stock during the third quarter of 1996;

         WHEREAS, the parties intend that the reorganization transactions contemplated by this Agreement shall qualify as a tax-free non-recognition transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.


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         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. TRANSFER OF SHARES. The Shareholders agree, subject to the terms and conditions of this Agreement, to transfer to GB all of the Exchange Shares which they own and GB agrees, in exchange therefore, to issue to the Shareholders an aggregate of 556 shares of Class A Stock and Class B Stock, as allocated among the Shareholders as set forth opposite each Shareholder's name on Exhibit A (the "Shareholder Exchange Shares"). Bellinger and Hines agree, subject to the terms and conditions of this Agreement, to transfer to GB all of the GBCS Stock in exchange for the GBCS Consideration.

         SECTION 2. TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES. GBI agrees, subject to the terms and conditions of this Agreement, to transfer to GB the Exchange Assets and GB agrees, in exchange therefore, to (i) assume all Exchange Liabilities and to satisfy and discharge all such Exchange Liabilities as the same shall become due; and (ii) deliver to GBI 444 shares of Class B Stock (the "GBI Exchange Shares").

         SECTION 3.  MANNER OF TRANSFERS.

                  (a) The transfer of the Exchange Stock by the Shareholders shall be effected by delivery to the Escrow Agent of certificates representing the Exchange Stock, duly endorsed in blank for transfer or accompanied by separate stock powers duly endorsed in blank for transfer, and with all required documentary and transfer tax stamps affixed.

                  (b) The transfer of the GBCS Stock by Bellinger and Hines shall be effected by delivery to the Escrow Agent of certificates representing the GBCS Stock, duly endorsed in blank for transfer or accompanied by separate stock powers duly endorsed in blank for transfer, and with all required documentary and transfer tax stamps affixed.

                  (c) The transfer of the Exchange Assets shall be effected by delivery to the Escrow Agent of a duly executed bill of sale or any other duly executed instruments appropriate to vest in GB good and marketable title to the Exchange Assets.

                  (d) The issuance by GB of the Shareholder Exchange Shares and the GBI Exchange Shares shall be effected by delivery to the Escrow Agent of certificates in the name of each party entitled to receive such shares hereunder representing the number of Shareholder Exchange Shares or GBI Exchange Shares, as applicable, that each such party is entitled to receive hereunder. The issuance by GB of the GBCS Consideration shall be effected by

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delivery to the Escrow Agent of cash in the amount of the GBCS Consideration.

         SECTION 4.  EFFECTIVE DATE.

                  (a) The transfers of the Exchange Stock, the GBCS Stock and the Exchange Assets contemplated by this Agreement shall take place on the date (the "Effective Date") that GB's registration statement on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933 (the "Securities Act") with respect to the Offering is declared effective by the Securities and Exchange Commission.

                  (b) The certificates representing the Exchange Stock, the GBCS Stock, the bill of sale relating to the Exchange Assets and the certificates representing the Shareholder Exchange Shares and the GBI Exchange Shares shall be deposited in escrow on the Effective Date with Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., as Escrow Agent (the "Escrow Agent"). At the closing of the Offering (the "Closing"), the Escrow Agent shall deliver (i) the certificates representing the Exchange Stock, the GBCS Stock and the bill of sale relating to the Exchange Assets to GB and (ii) the certificates representing the Shareholder Exchange Shares, the GBI Exchange Shares and the GBCS Consideration to the parties entitled thereto. If all conditions to the obligations of the underwriters to purchase GB's Class A Common Stock in the Offering under the underwriting agreement related to the Offering, other than conditions relating to the performance of this Agreement, shall not have been satisfied or waived in writing for any reason within sixty business days after the Effective Date, the Escrow Agent shall return to each party the respective items deposited in escrow by each party.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby represents and warrants to GB, severally but not jointly, as follows:

                  (a) He is acquiring the shares of Common Stock for his own account, for investment only, and not with a view to any resale or distribution thereof.

                  (b) He has had access to all information he has deemed material with respect to the transactions contemplated hereby and with respect to an investment in GB. He is a sophisticated investor who has such knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in GB and understands the speculative nature of an investment in GB.

                  (c) He understands that the shares of Common Stock to be acquired hereunder have not been registered under the Securities Act and that none of the Common Stock acquired hereunder may be

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sold except pursuant to an effective registration statement under the Securities
Act or in a transaction exempt from registration under the Securities Act. He further understands that any certificate representing the Common Stock issued in accordance with this Agreement will bear a legend stating that such Common Stock has not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

                  (d) The Exchange Stock to be delivered to GB is owned by him beneficially and of record, free and clear of any and all liens, claims, encumbrances, security interests or any other charges, except for those imposed by applicable federal and state securities laws, security interests of Jack W. Nicklaus in and to certain of the Exchange Stock and those certain Shareholders' Agreements discussed in Section 10 hereof.

                  (e) The Exchange Stock to be delivered by each of the Shareholders constitutes all of the issued and outstanding capital stock of Paragon and GBGC.

                  (f) With respect to each Shareholder which is an individual, such Shareholder has full power and authority to execute and deliver this Agreement and, when executed by the other parties hereto, will constitute a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent such enforceability may be limited by laws affecting the enforcement of creditors' rights generally or by general principles of equity. With respect to each Shareholder which is a trust, the individual executing on behalf of such Shareholder has full power and authority to execute and deliver this Agreement in such capacity and to legally bind the trust of which he is a fiduciary and, when executed by the other parties hereto, will constitute a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent such enforceability may be limited by laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF GBI. GBI hereby represents and warrants to GB as follows:

                  (a) GBI is acquiring the shares of Class B Stock for its own account, for investment only, and not with a view to any resale or distribution thereof.

                  (b) GBI has had access to all information it deemed material with respect to the transactions contemplated hereby and with respect to an investment in GB. GBI is a sophisticated investor who has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of an investment in GB and understands the speculative nature of an investment in GB.

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                  (c) GBI understands that the shares of Class B Stock to be acquired hereunder have not been registered under the Securities Act and that none of the Class B Stock acquired hereunder may be sold except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act. GBI further understands that any certificate representing the Class B Stock issued in accordance with this Agreement will bear a legend stating that such Class B Stock has not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

                  (d) The Exchange Assets to be delivered to GB are owned by GBI, and will be delivered to GB, free and clear of any and all liens, claims, encumbrances, security interests or any other charges except for Permitted Encumbrances. For purposes of this Agreement, "Permitted Encumbrances" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (c) other liens, encumbrances, easements or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection. The Exchange Assets (i) constitute substantially all the assets used in the Exchange Businesses and (ii) include all rights, properties and other assets necessary to permit GB to conduct the Exchange Businesses immediately after their transfer to GB substantially in the same manner as the Exchange Businesses are currently being conducted and as they are contemplated to be conducted by the description in the Registration Statement.

                  (e) The execution and delivery of this Agreement by GBI have been duly authorized by all necessary corporate action and, when executed by the other parties hereto, will constitute a valid and binding obligation of GBI enforceable in accordance with its terms, except to the extent such enforceability may be limited by laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 7. REPRESENTATIONS AND WARRANTIES OF BELLINGER AND HINES. Each of Bellinger and Hines hereby represents and warrants to GB, severally but not jointly, as follows:

                  (a) The GBCS Stock to be delivered by him to GB is owned by him beneficially and of record, free and clear of any and all liens, claims, encumbrances, security interests or any other charges, except for those imposed by applicable federal and state securities laws.

                  (b) The GBCS Stock to be delivered by each of Bellinger and Hines constitutes all of the issued and outstanding capital stock of GBCS.

                  (c) He has full power and authority to execute and deliver this Agreement and, when executed by the other parties hereto, will constitute a valid and binding obligation of him enforceable in accordance with its terms, except to the extent such enforceability may be limited by laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 8. REPRESENTATIONS AND WARRANTIES OF GB. GB hereby represents and warrants to the Shareholders, Hines and GBI as follows:

                  (a) The execution and delivery of this Agreement by GB have been duly authorized by all necessary corporate action and, when executed by the other parties hereto, will constitute a valid and binding obligation of GB enforceable in accordance with its terms, except to the extent such enforceability may be limited by laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                  (b) The Common Stock to be issued in exchange for the Exchange Stock and the Exchange Assets pursuant to this Agreement will, when so issued and delivered, be duly authorized, validly issued, fully paid and non-assessable.

         SECTION 9. FURTHER ASSURANCES. The Shareholders, Hines, GBI and GB hereby agree to execute such additional instruments and take such action as may be reasonably requested by any party to confirm or perfect title to any property or stock transferred hereunder or otherwise to carry out the purposes and intent of this Agreement.

         SECTION 10. SHAREHOLDERS' AGREEMENTS. Certain of the Shareholders are parties to (i) a Shareholders' Agreement, dated as of December 11, 1992, relating to shares of capital stock in Paragon (the "Paragon Shareholders' Agreement"), (ii) a Shareholders' Agreement, dated as of December 7, 1992, as amended June 6, 1996, relating to shares of capital stock in GBGC (the "GBGC Shareholders' Agreement") and (iii) a Shareholders' Agreement, dated as of June 30, 1990, relating to shares of capital stock in GBI (the "GBI Shareholders' Agreement") and, together with the Paragon Shareholders' Agreement and the GBGC Shareholders' Agreement (the "Shareholders' Agreements"). The Shareholders party to each of the Paragon Shareholders' Agreement and the GBGC Shareholders' Agreement, by execution of this Agreement, hereby agree to the termination of each of the Paragon Shareholders' Agreement and the GBGC Shareholders' Agreement, effective simultaneously with the closing of the Offering and delivery of the Exchange Stock to GB in accordance with Section 4(b) hereof. Further, each of the Shareholders party to the Shareholders'

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

Agreements hereby consent and agree that the Shareholders' Agreements shall be deemed to be amended to the full extent necessary to permit the execution of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 11. TERMINATION. This Agreement shall immediately terminate and be of no further force and effect in the event that all conditions to the obligations of the underwriters to purchase shares of Class A Stock in the Offering under the underwriting agreement related to the Offering, other than conditions relating to performance of this agreement, shall not have been satisfied or waived in writing, within sixty business days after the Effective Date.

         SECTION 12.  MISCELLANEOUS.

                  (a) Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  (b) This Agreement, including the attached Exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties with respect thereto.

                  (c) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the choice or conflict of law principles thereof.

                  (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any of the terms or provisions hereof.

                  (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

                  (f) If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth herein.

                  (g) With respect to obligations of trustees who are parties hereto in their capacity as trustees of one or more trusts,

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this Agreement shall be binding upon such trustees only in their capacities as trustees, not individually, and not with respect to any Exchange Stock other than Exchange Stock held by them in their capacity as trustees of such trusts.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                     GOLDEN BEAR INTERNATIONAL, INC.


                                     By: --------------------------------------
                                     Name:
                                     Title:

                                     GOLDEN BEAR GOLF, INC.


                                     By: ---------------------------------------
                                     Name:
                                     Title:

                                     /s/ JACK W. NICKLAUS
                                     -------------------------------------------
                                     Jack W. Nicklaus

                                     /s/ RICHARD P. BELLINGER
                                     -------------------------------------------
                                     Richard P. Bellinger

                                     /s/ JOHN G. HINES
                                     -------------------------------------------
                                     John G. Hines

                                     /s/ MARK F. HESEMANN
                                     -------------------------------------------
                                     Mark F. Hesemann

                                     /s/ THOMAS P. HISLOP
                                     -------------------------------------------
                                     Thomas P. Hislop

                                     /s/ JACK P. BATES
                                     -------------------------------------------
                                     Jack P. Bates


                                     JACK W. NICKLAUS, II TRUST u/a


                                     By: /s/ BARBARA B. NICKLAUS
                                         ---------------------------------------
                                         Barbara B. Nicklaus, As Trustee
                                         and not Individually


                                     By: /s/ RICHARD P. BELLINGER
                                         ---------------------------------------
                                         Richard P. Bellinger, As Trustee
                                         and not Individually


                                     STEVEN NICKLAUS TRUST u/a


                                     By: /s/ BARBARA B. NICKLAUS
                                         ---------------------------------------
                                         Barbara B. Nicklaus, As Trustee
                                         and not Individually


                                     By: /s/ RICHARD P. BELLINGER
                                         ---------------------------------------
                                         Richard P. Bellinger, As Trustee
                                         and not Individually


                                     NANCY J. NICKLAUS O'LEARY TRUST u/a


                                     By: /s/ BARBARA B. NICKLAUS
                                         ---------------------------------------
                                         Barbara B. Nicklaus, As Trustee
                                         and not Individually


                                     By: /s/ RICHARD P. BELLINGER
                                         ---------------------------------------
                                         Richard P. Bellinger, As Trustee
                                         and not Individually

                                     GARY T. NICKLAUS TRUST u/a/


                                     By: /s/ BARBARA B. NICKLAUS
                                         ---------------------------------------
                                         Barbara B. Nicklaus, As Trustee
                                         and not Individually


                                     By: /s/ RICHARD P. BELLINGER
                                         ---------------------------------------
                                         Richard P. Bellinger, As Trustee
                                         and not Individually


                                     MICHAEL S. NICKLAUS TRUST u/a


                                     By: /s/ BARBARA B. NICKLAUS
                                         ---------------------------------------
                                         Barbara B. Nicklaus, As Trustee
                                         and not Individually


                                     By: /s/ RICHARD P. BELLINGER
                                         ---------------------------------------
                                         Richard P. Bellinger, As Trustee
                                         and not Individually


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